POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Sonalee Cross, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky, Peter Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 29, 2019, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Bradley J. Skapyak_________ Bradley J. Skapyak President (Principal Executive Officer)	February 28, 2019
/s/ James Windels____________ James Windels Treasurer (Principal Financial and Accounting Officer)	February 28, 2019

/s/ Joseph S. DiMartino_ Joseph S. DiMartino Board Member	February 28, 2019
/s/ Francine J. Bovich__ Francine J. Bovich Board Member	February 28, 2019
/s/ Kenneth A. Himmel_ Kenneth A. Himmel Board Member	February 28, 2019
/s/ Stephen J. Lockwood Stephen J. Lockwood Board Member	February 28, 2019
/s/ Richard Rochon_ Richard Rochon Board Member	February 28, 2019
/s/ Benaree Pratt Wiley Benaree Pratt Wiley Board Member	February 28, 2019
/s/ Roslyn Watson____________________ Roslyn Watson Board Member	February 28, 2019

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On February 28, 2019 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/Loretta Johnston Notary Public

ATTACHMENT A

Dreyfus BNY Mellon Funds, Inc.

-Dreyfus Alternative Diversifier Strategies Fund

-Dreyfus Global Emerging Markets Fund

-Dreyfus Yield Enhancement Strategy Fund

Dreyfus Investment Funds
-Dreyfus Diversified Emerging Markets Fund

-Dreyfus/Newton International Equity Fund

-Dreyfus/Standish Global Fixed Income Fund

-Dreyfus Tax Sensitive Total Return Bond Fund

-Dreyfus/The Boston Company Small Cap Growth Fund

-Dreyfus/The Boston Company Small Cap Value Fund

-Dreyfus/The Boston Company Small/Mid Cap Growth Fund

The Dreyfus/Laurel Funds, Inc.

-Dreyfus Bond Market Index Fund

-Dreyfus Disciplined Stock Fund

-Dreyfus Floating Rate Income Fund

-Dreyfus Institutional S&P 500 Stock Index Fund

-Dreyfus Tax Managed Growth Fund

-Dreyfus Unconstrained Bond Fund

-General Treasury and Agency Money Market Fund
 The Dreyfus/Laurel Funds Trust

-Dreyfus Equity Income Fund

-Dreyfus Global Equity Income Fund

-Dreyfus International Bond Fund

-Dreyfus High Yield Fund